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UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 7, 2007
MACKINAC FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

Michigan	0-20167	38-2062816

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

130 South Cedar Street
Manistique, Michigan	49854

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (888) 343-8147
(not applicable)
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into Material Definitive Agreement; Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     Effective as of May 7, 2007, Mackinac Financial Corporation (the “Company”) entered into an Amended and Restated Employment Agreement with Paul D. Tobias pursuant to which Mr. Tobias will serve as Chairman and Chief Executive Officer of the Company and Chairman of the Company’s principal banking subsidiary, mBank (the “Bank”), with a salary of not less than $240,000 per annum, subject to annual increases by the Board.
     The Amended and Restated Employment Agreement supersedes and replaces in its entirety the employment agreement dated August 10, 2004 as amended. The agreement has a term expiring June 30, 2010. In addition to the compensation noted above, the agreement provides for health and other benefits to be provided to him at least substantially equivalent to other management employees holding comparable positions and no less than six (6) weeks of paid vacation per calendar year. The agreement also requires us to reimburse him for all reasonable out-of-pocket expenses in connection with his employment. We have also agreed in the employment agreement to pay the reasonable costs of an office in Oakland County and support staff in that office.
If the agreement is terminated, we are to make termination payments in amounts and in a lump sum or over time depending on the reason the agreement is terminated. The table below summarizes the termination payments under the agreement.

	TERMINATION	TERMINATION
REASON FOR	PAYMENTS	PAYMENTS
TERMINATION	UNDER OLD CONTRACT	UNDER NEW CONTRACT
By death	One year; base salary and benefits	No termination payments required

By the Company for cause	No termination payments required	No termination payments required

By Executive voluntarily	If by Executive for Good Reason, then: three years; base salary, highest bonus and benefits	No termination payments required

By the Company without cause and the effective date of termination is during the first 12 months	Three years; base salary, highest bonus and benefits	Lump sum of 300% of base salary and highest bonus; one year of benefits

	TERMINATION	TERMINATION
REASON FOR	PAYMENTS	PAYMENTS
TERMINATION	UNDER OLD CONTRACT	UNDER NEW CONTRACT
By the Company without cause and the effective date of termination is during the second 12 months	Three years; base salary, highest bonus and benefits	Lump sum of 200% of base salary and highest bonus; one year of benefits

By the Company without cause and the effective date of termination is during the third 12 months	Three years; base salary, highest bonus and benefits	Lump sum of 100% of base salary and highest bonus; one year of benefits

Disability	Two years; base salary and benefits, subject to reduction for long term disability benefits received by the Executive	Insurance benefits

Termination upon Change of Control (by Executive or by the Company other than for Cause)	If by Executive for Good Reason or by Company (other than for cause or disability): lump sum; 300% of aggregate of base salary and highest bonus; and three years for benefits	Lump sum of 299% of current base salary; one year of benefits

If by Executive without Good Reason, 100% of base salary and highest bonus
     The agreement provides for a specified adjustment to the termination payments should they be determined to constitute a parachute payment under Section 280G of the Internal Revenue Code.
     The agreement includes confidentiality obligations of Mr. Tobias and provides that he will not engage in competitive activities while employed by us. If his employment is terminated, the restriction on Mr. Tobias’s competitive activities will continue after termination in certain instances for a period of one year.
     A copy of the Amended and Restated Employment Agreement is attached as Exhibit 10.1 hereto and incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     The disclosure set forth in Item 1.01 with respect to Mr. Tobias is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.
     The following exhibits are filed or furnished with this report:

Exhibit No.	Description
10.1	Amended and Restated Employment Agreement
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MACKINAC FINANCIAL CORPORATION
Date: May 11, 2007	By:	/s/ Ernie R. Krueger
Ernie R. Krueger
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Amended and Restated Employment Agreement